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                                                                    EXHIBIT 11.2
                                                                     PAGE 1 OF 1

                     GREYHOUND LINES, INC. AND SUBSIDIARIES

                       COMPUTATION OF EARNINGS PER SHARE

                                                                                             YEAR ENDED
                                                                                          DECEMBER 31, 1996
                                                                                         --------------------
PRIMARY LOSS PER SHARE

   Net loss     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      $  (6,604,000)
                                                                                           =============

   Shares
       Weighted average number of common shares issued  . . . . . . . . . . . . . . .         58,372,519
       Less weighted average treasury stock . . . . . . . . . . . . . . . . . . . . .           (109,192)
       Assuming exercise of options reduced by the number of common shares which
          could have been purchased with the proceeds from exercise of such options .                ---  *
                                                                                           -------------
       Weighted average number of common shares outstanding, as adjusted  . . . . . .         58,263,327
                                                                                           -------------

   Net loss per share   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      $       (0.11)
                                                                                           =============


FULLY DILUTED LOSS PER SHARE

   Net loss   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      $ ( 6,604,000)
   Plus interest expense on Convertible Debentures  . . . . . . . . . . . . . . . . .                ---  **
                                                                                           -------------
   Adjusted net  loss   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      $ ( 6,604,000)
                                                                                           =============

   Shares
       Weighted average number of common shares issued  . . . . . . . . . . . . . . .         58,372,519
       Less weighted average treasury stock . . . . . . . . . . . . . . . . . . . . .           (109,192)
       Assuming exercise of options reduced by the number of common shares which
          could have been purchased with the proceeds from exercise of such options .                ---  *
       Assuming conversion of Convertible Debentures into shares of Common Stock  . .                ---  **
                                                                                           -------------
       Weighted average number of common shares outstanding, as adjusted  . . . . . .         58,263,327
                                                                                           -------------

   Net  loss  per share   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      $       (0.11)
                                                                                           =============




* Option exercises not considered in calculation as exercise would not have a dilutive effect.

** Not used in calculation of weighted average number of common shares due to the antidilutive effect of the assumed conversion of the Convertible Debentures.